                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                  --------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 26, 1999
                                                 -----------------


                          TRANSPORTATION EQUITIES, INC.
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               (Exact name of registrant as specified in charter)


       Nevada                 0-16140             34-1397328
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(State or other juris-    (Commission File  (IRS Employer Identi-
diction of incorporation)   Number)           fication Number)


                    Route 2 Box 279, Garrison, New York 10524
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                     (Address of principal executive office)

                     33 West Main Street, Elmsford, NY 10523
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                         (Former Address of Registrant)

Registrant's telephone number, including area code: (914) 424-4100
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Item 5.                    ASSIGNMENT OF ASSETS TO LIQUIDATING TRUST
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         The Registrant's Board of Directors announced today that on February
26, 1999 all of the assets and all of the liabilities of the Registrant will be assigned to the USTS Liquidating Trust (the "Trust"), pursuant to the Plan of Liquidation that was approved by the Registrant's shareholders on March 12, 1998. The shareholders of the Registrant at the close of business on that date will be the owners of the beneficial interests in the Trust and the beneficiaries of any distribution from the Trust. Whether any distributions are made from the Trust and the amount of such distributions, if any, will depend on the success of the Trustee in liquidating the liabilities that the Trust is assuming.
         There will be no trading in the Common Stock or other securities of the Registrant after February 26, 1999, and the stock transfer books of the Registrant will be closed at the close of business on that date. The beneficial interests in the Trust will be transferable only pursuant to the laws of descent and distribution or by operation of law.



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                                   SIGNATURES
                                   ----------
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 24, 1999              TRANSPORTATION EQUITIES, INC.

                               By: /s/Michael Margolies
                                   --------------------
                                   Chief Executive Officer




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